                                                               EXHIBIT 2.n.(iii)


                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Ameritrade Automatic Common Exchange Security Trust (formerly, the Ninth Automatic Common Exchange Security Trust)(the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: July 12, 1999

                                              /s/ DONALD J. PUGLISI
                                             -----------------------------------
                                             Donald J. Puglisi

                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Ameritrade Automatic Common Exchange Security Trust (formerly, the Ninth Automatic Common Exchange Security Trust) (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: July 12, 1999

                                              /s/ WILLIAM R. LATHAM III
                                             -----------------------------------
                                             William R. Latham III

                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Ameritrade Automatic Common Exchange Security
Trust (formerly, the Ninth Automatic Common Exchange Security Trust) (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated:  July 12, 1999

                                              /s/ JAMES B. O'NEILL
                                             -----------------------------------
                                             James B. O'Neill